As filed with the Securities and Exchange Commission on December 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kabushiki Kaisha Mitsui Sumitomo Financial Group

(Exact name of registrant as specified in its charter)

SUMITOMO MITSUI FINANCIAL GROUP, INC.

(Translation of registrant’s name into English)

Japan	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1-2, Marunouchi 1-chome

Chiyoda-ku, Tokyo 100-0005, Japan

+81-3-3282-8111

(Address and telephone number of registrant’s principal executive offices)

Sumitomo Mitsui Banking Corporation

New York Branch

277 Park Avenue

New York, New York 10172

(212) 224-4000

(Name, address, and telephone number of agent for service)

Please send copies of all communications to:

Christopher Kodama Davis Polk & Wardwell LLP Izumi Garden Tower 33F 1-6-1 Roppongi Minato-ku, Tokyo 106-6033, Japan +81-3-5574-2600	Alan G. Cannon Simpson Thacher & Bartlett LLP Ark Hills Sengokuyama Mori Tower 9-10, Roppongi 1-Chome Minato-ku, Tokyo, 106-0032, Japan +81-3-5562-6200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the U.S. Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2023

PRELIMINARY PROSPECTUS

Sumitomo Mitsui Financial Group, Inc.

(incorporated in Japan)

$55,000,000,000

Debt Securities

We may offer, from time to time, in one or more offerings, up to $55,000,000,000, or the equivalent thereof in any other currency, of senior debt securities, dated subordinated debt securities or perpetual subordinated debt securities, which we collectively refer to as the “debt securities.”

We may offer and sell any combination of the debt securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these debt securities and the general manner in which these debt securities will be offered. We will provide the specific terms of these debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these debt securities will be offered and may also supplement, update or amend information contained in this prospectus. Before you invest in any of these debt securities, you should read this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein.

The debt securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the debt securities covered by the prospectus supplement.

Investing in our securities involves risks. See “Item 3. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission and any additional risk factors included in the applicable prospectus supplement under the heading “Risk Factors.”

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

One or more of our broker-dealer affiliates, or Broker-Dealer Affiliates, including SMBC Nikko Securities America, Inc., expect to offer and sell the debt securities as part of its business, and may act as principal or agent in such transactions. The Broker-Dealer Affiliates may use this prospectus and any applicable prospectus supplement in connection with these activities.

The date of this prospectus is                ,                .

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” beginning on page 29 of this prospectus before purchasing any of our securities.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

In this prospectus and any prospectus supplement, where information is presented in millions of yen or thousands or millions of dollars, amounts of less than one thousand or one million, as the case may be, have been truncated. Where information is presented in billions or trillions of yen or billions of dollars, amounts of less than one billion or one trillion, as the case may be, have been rounded. Accordingly, the total of each column of figures may not be equal to the total of the individual items. All percentages have been rounded to the nearest percent, one-tenth of one percent or one-hundredth of one percent, as the case may be.

Unless otherwise specified or required by the context: references to “days” are to calendar days; references to “years” are to calendar years and to “fiscal years” are to our fiscal years ending on March 31; references to “$,” “dollars” and “U.S. dollars” are to United States dollars and references to “yen” and “¥” are to Japanese yen. Unless otherwise specified, when converting currencies into yen we use the Sumitomo Mitsui Banking Corporation’s median exchange rates for buying and selling spot dollars, or other currencies, by telegraphic transfer against yen as determined at the end of the relevant fiscal period. Unless the context otherwise requires, “SMFG,” the “issuer,” “we,” “us,” “our,” and similar terms refer to Sumitomo Mitsui Financial Group, Inc. as well as to its subsidiaries. “SMBC” refers to Sumitomo Mitsui Banking Corporation, which is one of our commercial banking subsidiaries, or to Sumitomo Mitsui Banking Corporation and its subsidiaries, taken as a whole, as the context requires. References to “non-consolidated” information are to the financial information solely of SMBC.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS, while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP.

IFRS and Japanese GAAP differ in certain respects from each other and from generally accepted accounting principles in the United States, or U.S. GAAP, and in other countries. For a description of certain differences between IFRS and Japanese GAAP, see “Item 5.A Operating Results—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between IFRS, Japanese GAAP, U.S. GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein is presented in accordance with IFRS or Japanese GAAP, as specified herein or in the relevant document being incorporated by reference. Financial information for SMBC contained or incorporated by reference herein is presented in accordance with Japanese GAAP. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or Exchange Act. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “risk,” “project,” “should,” “seek,” “target,” “will” and similar expressions, among others, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ from those in the forward-looking statements as a result of various factors, and the differences may be material. Potential risks and uncertainties include, without limitation, the following:

•	the effects of Russia’s aggression against Ukraine and collateral events;

•	deterioration of Japanese and global economic conditions and financial markets;

•	declines in the value of our securities portfolio;

•	changes in the level or volatility of market rates or prices;

•	constraints on our operations due to capital adequacy requirements;

•	problems of other financial institutions;

•	adverse regulatory developments or changes in government policies;

•	incurrence of significant credit-related costs;

•	a significant downgrade of our credit ratings;

•	exposure to new risks as we expand the scope of our business;

•	our ability to successfully implement our business strategy through our subsidiaries, affiliates and alliance partners;

•	the industry specific risks of the consumer finance industry;

•	the recoverability of deferred tax assets;

•	insufficient liquidity;

•	the effects of climate change and various other environmental issues, and efforts to respond thereto;

•	litigation and regulatory proceedings; and

•	other risk factors set forth in our most recent annual report on Form 20-F or in an applicable prospectus supplement.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

RISK FACTORS

Before making a decision to invest in our debt securities, you should carefully consider the risks described under “Risk Factors” in our then most recent annual report on Form 20-F, in any updates to those risk factors in our reports on Form 6-K incorporated herein and in any applicable prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

SUMITOMO MITSUI FINANCIAL GROUP, INC.

We are a joint stock company incorporated with limited liability under the laws of Japan. We are a holding company that directly owns 100% of the issued and outstanding shares of SMBC, which is one of the largest commercial banks in Japan and can trace the origin of its banking business back to the seventeenth century. We are one of the three largest banking groups in Japan, with an established presence across all of the consumer and corporate banking sectors. In addition to SMBC, we are a holding company for SMBC Trust Bank Ltd., Sumitomo Mitsui Finance and Leasing Company, Limited, SMBC Nikko Securities Inc., Sumitomo Mitsui Card Company, Limited, SMBC Finance Service Co., Ltd., SMBC Consumer Finance Co., Ltd., The Japan Research Institute, Limited, Sumitomo Mitsui DS Asset Management Company, Limited and other subsidiaries and affiliates. Through our subsidiaries and affiliates, we offer a diverse range of financial services, including commercial banking, leasing, securities, consumer finance and other services.

For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F filed with the SEC.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of September 30, 2023 presented in accordance with IFRS. You should read this table in conjunction with the consolidated financial statements and notes prepared in accordance with IFRS incorporated by reference in this prospectus.

As of September 30, 2023
(Millions of yen)
Indebtedness:(1)
Borrowings
Unsubordinated borrowings	¥14,247,306
Subordinated borrowings	177,412
Liabilities associated with securitization transactions	1,210,393
Lease liabilities	425,079

Total borrowings	16,060,190

Debt securities in issue
Commercial paper	2,874,209
Unsubordinated bonds	9,572,275
Subordinated bonds	1,279,332

Total debt securities in issue	13,725,816

Financial liabilities designated at fair value through profit or loss	421,392

Total indebtedness(2)	30,207,398

Equity:
Capital stock	2,344,038
Capital surplus	635,915
Retained earnings	7,563,151
Treasury stock	(17,722)

Equity excluding other reserves	10,525,382
Other reserves	3,288,687

Equity attributable to shareholders of Sumitomo Mitsui Financial Group, Inc.	13,814,069
Non-controlling interests	123,871
Equity attributable to other equity instruments holders	1,126,695

Total equity	15,064,635

Total capitalization and indebtedness	¥45,272,033

(1)	Figures for indebtedness do not include contingent liabilities.
(2)	38.5% of our total indebtedness was secured as of September 30, 2023.

USE OF PROCEEDS

The net proceeds from our sale of the debt securities will be described in an applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior debt securities, dated subordinated debt securities and perpetual subordinated debt securities, collectively the “debt securities,” that we may offer under this prospectus. The specific terms and provisions of a particular series of debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the debt securities. It is qualified in its entirety by the provisions of the senior indenture, the dated subordinated indenture and the perpetual subordinated indenture (as described below) and the applicable debt securities issued pursuant thereto. The senior and dated subordinated indentures and a form of the perpetual subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to those documents for additional information.

When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Sumitomo Mitsui Financial Group, Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, any existing or future subsidiaries.

General

We may issue senior debt securities from time to time, in one or more series under a senior indenture between us and The Bank of New York Mellon, which we refer to as the “senior trustee,” dated as of March 9, 2016, as amended or supplemented from time to time. We may issue dated subordinated debt securities from time to time, in one or more series under a subordinated indenture between us and The Bank of New York Mellon, which we refer to as the “dated subordinated trustee,” dated as of September 17, 2019, as amended or supplemented from time to time. We may issue perpetual subordinated debt securities from time to time, in one or more series under a perpetual subordinated indenture to be entered into upon the initial issuance of perpetual subordinated debt securities, between us and The Bank of New York Mellon, which we refer to as the “perpetual subordinated trustee.” The senior indenture, the dated subordinated indenture and the perpetual subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture,” and the senior trustee, the dated subordinated trustee and the perpetual subordinated trustee are sometimes referred to in this prospectus as the “trustee.” The terms “senior indenture,” “dated subordinated indenture,” “perpetual subordinated indenture” and “indenture” as used herein may, depending on the context, refer to such indenture, as amended or supplemented.

The indentures provide or will provide that we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. None of the indentures limits or will limit the amount of debt securities that we may issue thereunder, nor contains or will contain any limitations on the amount of other indebtedness or other liabilities that we or any of our subsidiaries may incur.

The senior debt securities of each series will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations.

The dated subordinated debt securities of each series will constitute our direct and unsecured obligations and will at all times rank pari passu and without any preference among themselves and at least equally and ratably with all of our indebtedness that is subordinated to “Senior Indebtedness” (as defined in the dated subordinated indenture) and is in priority to all of our perpetual subordinated indebtedness, including the perpetual subordinated debt securities, and indebtedness in respect of preference or other shares or any other indebtedness which ranks, or is expressed to rank, pari passu with, or junior to, indebtedness in respect of perpetual subordinated indebtedness. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of dated subordinated debt securities will be further described in the applicable prospectus supplement relating to such series of dated subordinated debt securities.

The perpetual subordinated debt securities of each series will constitute our direct and unsecured obligations and will at all times rank pari passu and without any preference among themselves and at least equally and ratably with all of our indebtedness that is subordinated to “Senior Indebtedness” (as defined in the perpetual subordinated indenture), which term, for the avoidance of doubt, shall include the dated subordinated debt securities. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of perpetual subordinated debt securities will be further described in the applicable prospectus supplement relating to such series of perpetual subordinated debt securities.

The perpetual subordinated debt securities will be our perpetual obligations in respect of which there is no fixed maturity or mandatory redemption date.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of debt securities being offered. Such information may include:

•	The issue date of the debt securities;

•	The title and type of the debt securities;

•	The ranking of the debt securities, including subordination terms for the dated subordinated debt securities and perpetual subordinated debt securities;

•	The initial aggregate principal amount of the debt securities being issued and any limits on the total aggregate principal amount of such debt securities;

•	The issue price of the debt securities;

•	The denominations in which the debt securities will be issuable;

•	The currency in which the debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	The date or dates on which the principal and premium of the debt securities, if any and to the extent applicable, is payable;

•	The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

The date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•	If the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	The manner in which and the place or places where, if applicable, principal, premium, if any, and interest will be payable;

•	The right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•

If applicable, any other or different events of default or subordination or liquidation events, modification or elimination of any acceleration rights or covenants with respect to the debt securities of the series and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the debt securities to qualify as capital for regulatory, rating or other purposes;

•	Any conversion or exchange features of the debt securities;

•

The circumstances under which we will pay additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus;

•

The period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•	The circumstances under which the holders of the debt securities may demand repayment of the debt securities prior to the stated maturity date and the terms and conditions thereof;

•	The identity of any agents for the debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars of any series;

•	Any restrictions applicable to the offer, sale or delivery of the debt securities;

•	Any provisions for the discharge of our obligations relating to the debt securities, if different from the provisions set forth in this prospectus;

•	Material U.S. federal or Japanese tax considerations;

•	If the debt securities will be issued in other than book-entry form;

•	Any listing of the debt securities on a securities exchange;

•	The terms and conditions under which we will be able to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series;

•

The terms of the contractual subordination or loss absorption provisions of the dated subordinated debt securities and perpetual subordinated debt securities, including, if applicable, write-down and cancellation provisions, going-concern write-down provisions and write-up provisions, and any other provisions relevant thereto;

•

Any other or different write-down, write-up, bail-in or other provisions applicable to a particular series of debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the Financial Services Agency of Japan, or the FSA, or other applicable regulatory authority; and

•	Any other specific terms or conditions applicable to a particular series of debt securities being offered, which shall not be inconsistent with the provisions of the relevant indenture.

The senior and dated subordinated debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Events of Default and Rights of Acceleration

Senior Debt Securities

The senior indenture provides holders of our senior debt securities with certain remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become subject to certain bankruptcy or insolvency events. Holders of our senior debt securities should review the senior indenture and understand what constitutes an event of default and what does not.

An event of default with respect to a series of senior debt securities is defined under the senior indenture as any one or more of the following events having occurred and continuing to exist:

•	Default shall be made for more than 30 days in the payment of principal and premium, if any, or interest in respect of any of the senior debt securities of such series;

•

We shall have defaulted in the performance or observance of any covenant, condition or provision contained in the senior debt securities of such series or in the senior indenture in respect of the senior debt securities of such series for a period of 90 days after written notification requesting such default to be remedied by us shall first have been given to us by the trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series;

•

Except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing corporation or other person, or the corporation or other person formed as a result thereof, effectively assumes our entire obligations under the indenture in relation to the senior debt securities of such series: (a) a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent, or approving a petition seeking our reorganization or liquidation under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, and such decree or order shall have continued undischarged and unstayed for a period of 90 days, or a final and non-appealable order of a court of competent jurisdiction shall have been made for our winding up or dissolution or (b) we shall have initiated or consented to proceedings relating to ourselves under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, or an effective resolution shall have been passed by us for our winding up or dissolution; or

•	Any other event of default provided for in a supplemental indenture to the senior indenture or in the applicable senior debt securities, as may be specified in the applicable prospectus supplement.

Under the senior indenture, the senior trustee shall be required to give notice by mail to the holders of the relevant series of the senior debt securities of all defaults known to the senior trustee that have occurred with respect to such series. The senior trustee shall be required to transmit the notice within 90 days of such occurrence of an event of default, or, if later, within 15 days after such event of default is notified in writing to a responsible officer of the senior trustee, unless the defaults have been cured before transmission of such notice.

The senior indenture provides that if any event of default shall occur and be continuing with respect to a series of senior debt securities, unless the principal of all the senior debt securities of such series has already become due and payable, either the senior trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities of such series then outstanding, by notice in writing to us (and to the senior trustee if given by the holders), may, and the senior trustee at the request of such holders shall (subject to the senior trustee being indemnified and/or secured to its reasonable satisfaction), declare the entire principal of all such outstanding senior debt securities of such series, together with all accrued and unpaid interest, to be due and payable immediately.

Unless stated otherwise in the applicable prospectus supplement, each holder of our senior debt securities and the senior trustee acknowledge, consent and agree (a) for a period of 30 days from and including the date upon which the Prime Minister of Japan, or the Prime Minister, confirms that any of the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan, or the Deposit Insurance Act (or any successor provision thereto), or Specified Item 2 Measures (tokutei dai nigo sochi), should be applied to us, not to initiate any action to attach any assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) and (b) to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan, or the DIC, to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale or disposal of our properties or assets for the purpose of the restrictions described in “—Consolidation, Merger, Sale or Conveyance.” See “Item 4. Information on the Company—4.B. Business Overview—Regulations in Japan—Regulations Regarding Capital Adequacy and Liquidity—Capital Adequacy Requirement” in our annual report on Form 20-F for the fiscal year ended March 31, 2023 and the risk factors in the applicable prospectus supplement for information relating to orderly resolution procedures in Japan under the Deposit Insurance Act.

We shall, as soon as practicable after the Prime Minister has confirmed that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to us or a Japanese court has publicly announced that it has granted permission to a transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), deliver a written notice of such event to the senior trustee and to the holders of the senior debt securities through DTC. Any failure or delay by us to provide such written notice shall not change or delay the effect of the acknowledgement, consent and agreement described in the preceding paragraph.

Dated Subordinated Debt Securities

Unless otherwise provided for in a supplemental indenture to the dated subordinated indenture or in the applicable dated subordinated debt securities, payment of the principal of the dated subordinated debt securities may be accelerated only in the case of the occurrence and continuation of certain “Subordination Events” (as defined in the dated subordinated indenture), which are specified events relating to certain bankruptcy, reorganization, civil rehabilitation or other equivalent proceedings in respect of us. The right to accelerate a series of dated subordinated debt securities may be subject to further conditions or limitations, including the operation of any non-viability loss absorption provisions applicable to the series of dated subordinated debt securities, which shall be set forth in the applicable prospectus supplement.

The dated subordinated indenture provides that an event of acceleration will not arise upon a default by us in the payment of principal of or interest on the dated subordinated debt securities of any series or upon the default by us in the performance or observance of any covenant, condition or provision contained in the dated subordinated indenture or the dated subordinated debt securities of any series or upon the occurrence of any other event in relation to the dated subordinated debt securities of any series other than a Subordination Event.

Under the dated subordinated indenture, the dated subordinated trustee shall be required to give notice by mail to the holders of the relevant series of dated subordinated debt securities of all defaults known to the dated subordinated trustee that have occurred with respect to such series, provided that the dated subordinated trustee may, in certain limited circumstances, withhold such notice. The dated subordinated trustee shall transmit the notice within 90 days of such occurrence, unless the defaults have been cured before transmission of such notice.

Perpetual Subordinated Debt Securities

The perpetual subordinated indenture will provide that non-payment of principal of or interest on the perpetual subordinated debt securities or breach of covenants will not constitute an event of default or an event of acceleration under the perpetual subordinated indenture or the applicable perpetual subordinated debt securities or give rise to any right of the holders or the perpetual subordinated trustee to declare the principal or interest on the perpetual subordinated debt securities to be due and payable or accelerate any payment of such principal or interest, and there are no events of default or circumstances in respect of the perpetual subordinated debt securities that entitle holders or the perpetual subordinated trustee to require that the perpetual subordinated debt securities become immediately due and payable.

The perpetual subordinated indenture will provide the conditions under which holders of the perpetual subordinated debt securities will have a “Liquidation Claim” (as defined in the perpetual subordinated indenture), payment of which is subject to the subordination provisions set forth therein.

Under the perpetual subordinated indenture, the perpetual subordinated trustee shall be required to give notice by mail to holders of the relevant series of perpetual subordinated debt securities of all breaches (as defined in the perpetual subordinated indenture) known to the perpetual subordinated trustee that have occurred with respect to such series, provided that the perpetual subordinated trustee may, in certain limited circumstances, withhold such notice. The perpetual subordinated trustee shall transmit the notice within 90 days of such occurrence, unless the breaches have been cured before transmission of such notice.

Waiver of Default, Acceleration or Breach

Prior to the acceleration of the maturity of any of the debt securities, if applicable, the holders of a majority in aggregate principal amount of the outstanding debt securities of all affected series then outstanding under the indenture relating to such debt securities (voting together as a single class) also have the right to waive any past default, event of default or event of acceleration, or “breach” (as that term is defined in the perpetual subordinated indenture), as the case may be, and its consequences, except a default or “breach” in respect of a covenant or a provision of such indenture that cannot be modified or amended without the consent of the holder of each debt security affected thereby.

Further Issuances

The indentures permit or will permit us from time to time and without the consent of the holders of the debt securities of a particular series, to create and issue additional debt securities on the same terms and conditions as the original debt securities of such series, except as to denomination, issue date, issue price and, if applicable, the date from which interest shall accrue and the date on which interest shall be first paid. Any additional debt securities issued in this manner may be consolidated and treated as a single series with the relevant series of debt securities and originally constituting such series for all purposes under the relevant indenture, provided that, in the case of senior debt securities or dated subordinated debt securities, such additional debt securities that are so consolidated must be fungible for U.S. federal income tax purposes with the outstanding debt securities of the relevant series.

We also may, without the consent of the holders of the outstanding debt securities, issue other series of debt securities in the future under the indentures on terms and conditions different from the debt securities offered hereby.

Taxation and Additional Amounts

We will make all payments of principal and interest in respect of the debt securities without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, we shall pay to a holder such additional amounts as will result in the receipt by the holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any of the debt securities under any of the following circumstances:

•

the holder or beneficial owner of the debt securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such taxes in respect of such debt securities by reason of its having some connection with Japan other than the mere holding of such debt securities or being a person having a special relationship with us as described in Article 6, Paragraph (4) of the Special Taxation Measures Act;

•

the holder or beneficial owner of the debt securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide interest recipient information or to submit a written application for tax exemption to the relevant paying agent to whom the relevant debt securities are presented (where presentation is required), or whose interest recipient information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;

•

the holder or beneficial owner of the debt securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for a designated financial institution (as defined below) that complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by us by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant debt securities through a payment handling agent in Japan appointed by it);

•

the debt securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the debt securities became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

•

the withholding or deduction is imposed on a payment pursuant to European Council Directive 2003/48/EC or any other directive amending, supplementing or implementing such Directive, or any law implementing such directives;

•

the withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities (where presentation is required) to another paying agent maintained by us;

•

the holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, a debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, that would not have been entitled to such additional amounts had it been the holder of such debt security; or

•	any combination of the above.

No additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder, or FATCA, any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted or published in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

Where the debt securities are held through a participant of an international clearing organization or a financial intermediary, or a Participant, in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Act, or a designated financial institution, each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant debt securities, provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such taxes, and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

Where the debt securities are not held through a Participant, in order to receive payments free of withholding or deduction by us for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a designated financial institution falling under certain categories prescribed by the Special Taxation Measures Act, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

By subscribing to any debt securities, an investor will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the debt securities as described in Article 6, Paragraph (4) of the Special Taxation Measures Act or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Special Taxation Measures Act.

We will make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. We will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge and if certified copies are not available we will use reasonable efforts to obtain other evidence, and the trustee will make such certified copies or other evidence available to the holders or beneficial owners upon reasonable request to the trustee.

If (i) subsequent to making a payment on the debt securities without withholding or deduction of Japanese taxes we are required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate interest recipient information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the debt securities) shall be required to reimburse us, in Japanese yen, for the amount remitted by us to the Japanese taxing authority.

The obligation to pay additional amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of or interest on the debt securities; provided that, except as otherwise set forth in the debt securities or in the relevant indenture, we will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of the relevant indenture or as a consequence of the initial issuance, execution, delivery or registration of the debt securities.

References to principal or interest in respect of the debt securities shall be deemed to include any additional amounts due which may be payable as set forth in the debt securities and the relevant indenture.

Repurchases

We, or any subsidiary of ours, may at any time but subject to prior confirmation or approval of the FSA (if such confirmation or approval is required under applicable Japanese laws or regulations then in effect) purchase any or all of the debt securities in the open market or otherwise at any price. Subject to applicable law, neither we nor any subsidiary of ours shall have any obligation to offer to purchase any debt securities held by any holder as result of our or its purchase or offer to purchase debt securities held by any other holder in the open market or otherwise. Any debt securities so repurchased by us or any subsidiary of ours and surrendered to the paying agent shall be cancelled.

Consolidation, Merger, Sale or Conveyance

The indentures provide or will provide that we may consolidate with or merge into any other person or sell or dispose of our properties and assets substantially as an entirety, whether as a single transaction or a number of transactions, related or not, to any person; provided that, among other things, such person formed by such consolidation or into which we are merged or such person who acquires our properties and assets substantially as an entirety is a joint stock company (kabushiki kaisha) incorporated and validly existing under the laws of Japan, and expressly assumes our obligations under all series of debt securities issued under the relevant indenture, and further provided that, immediately after giving effect to such transaction, no event of default, in the case of the senior debt securities, no event of acceleration, in the case of the dated subordinated debt securities, and no Bankruptcy Event (as defined in the perpetual subordinated indenture), in the case of the perpetual subordinated debt securities, shall have occurred and be continuing.

Paying Agents

Whenever we appoint a paying agent to make payments required under an indenture and the relevant series of debt securities, such paying agent will hold all sums received by it for the payment of the principal and interest on the securities in trust for the benefit of the holders of the debt securities and will make payments to such holders as provided for in the relevant indenture and the debt securities.

Indemnification of Judgment Currency

We will indemnify each holder of a debt security (other than the perpetual subordinated debt securities) and the trustee to the full extent permitted by applicable law against any loss incurred by such holder or, as the case may be, the trustee, as a result of any judgment or order being given or made for any amount due under such debt security and such judgment or order being expressed and paid in a judgment currency other than U.S. dollars and as a result of any variation as between the rate of exchange at which the U.S. dollar is converted into the judgment currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which the trustee on the day on which final non-appealable judgment is entered is able to purchase U.S. dollars with the amount of the judgment currency actually received by the holder or, as the case may be, the trustee. This indemnification will constitute our separate and independent obligation and will continue notwithstanding any such judgment.

Satisfaction and Discharge

We may discharge all of our obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under each indenture if we shall have:

•

paid or caused to be paid, if and to the extent required, the principal of and interest on all of the debt securities of such series outstanding (other than debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture) as and when the same shall have become due and payable; or

•

delivered to the paying agent for cancellation all of the debt securities of such series theretofore authenticated (other than debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture).

Modification and Waiver

Any amendment or modification to the principal terms of the debt securities is subject to the terms of the indenture and to prior confirmation or approval of the FSA, if such confirmation or approval is required under applicable Japanese laws or regulations then in effect.

In addition, in the case of dated subordinated debt securities or perpetual subordinated debt securities, no amendment or modification which is prejudicial to any present or future creditor in respect of any Senior Indebtedness (as such term is defined with respect to the relevant series of dated subordinated debt securities or perpetual subordinated debt securities) shall be made to the subordination provision contained in the dated subordinated debt securities or perpetual subordinated indenture.

Without Consent of Holders

We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

•	cure ambiguities, defects or inconsistencies, or make or amend other provisions which shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	add covenants for the protection of the holders of the debt securities;

•	establish the forms or terms of the debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	evidence the assumption by a successor of the obligations of us under the debt securities and the indenture; or

•

in the case of the perpetual subordinated debt securities, remove, amend or modify the going-concern, non-viability or bankruptcy write-down provisions or the cancellation of interest payment provisions with respect to any outstanding perpetual subordinated debt securities, provided that such removal, amendment or modification does not adversely affect the interests of holders of the perpetual subordinated debt securities in any material respect or the regulatory capital treatment of the relevant series of perpetual subordinated debt securities.

With Consent of Holders

Each of us and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities (voting together as a single class), may add any provisions to, or change in any manner or eliminate any of the provisions of, each indenture or modify in any manner the rights of the holders of the debt securities issued pursuant to such indenture. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of any senior debt securities or dated subordinated debt securities of any series or of any installment of principal of any such debt security;

•	reduce the principal amount thereof;

•	reduce the rate or extend the time of payment of interest thereon;

•	reduce any amount payable on redemption thereof;

•

make the principal thereof (including any amount in respect of original issue discount), or interest thereon, payable in any coin or currency other than that provided in the debt securities or in accordance with the terms thereof;

•	modify or amend any provisions for converting any currency into any other currency as provided in the debt securities or in accordance with the terms of such debt securities;

•

change our obligations, if any, to pay additional amounts established for any tax, assessment or governmental charge withheld or deducted, including any option to redeem the debt securities rather than to pay the additional amounts;

•

reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity of such debt security (if applicable) or the amount provable in bankruptcy, or impair or affect the right of any holders of the debt securities to institute suit for the payment thereof or, if the debt securities provide therefor, impair or affect any right of repayment at the option of the holders of the debt securities;

•

modify or amend any provisions relating to the conversion or exchange of any of the debt securities for other of our securities or for securities of other entities or for other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which such debt securities shall be converted or exchanged, other than as provided in the anti-dilution provisions or other similar adjustment provisions of such debt securities or otherwise in accordance with the terms of such debt securities;

•

in the case of dated subordinated debt securities or perpetual subordinated debt securities, modify or amend any provisions relating to the agreement to subordinate and the terms of subordination of the dated subordinated debt securities or perpetual subordinated debt securities of any particular series pursuant to the dated subordinated debt securities or perpetual subordinated indenture; or

•	reduce the aforesaid percentage of any of the debt securities of any particular series, the consent of the holders of such series being required for any such supplemental indenture.

Rights to Set Off by Holders

Subject to applicable law and, in the case of the dated subordinated debt securities or perpetual subordinated debt securities, in such circumstances as described in the applicable prospectus supplement, or as set forth in the applicable indenture or debt securities, each holder of our debt securities, by acceptance of any interest in the debt securities, agrees that it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, such debt securities or the applicable indenture.

Concerning the Trustee

Unless otherwise specified in connection with a particular offering of debt securities, The Bank of New York Mellon will serve as the senior trustee, the dated subordinated trustee and the perpetual subordinated trustee.

Any trustee appointed pursuant to the indentures will have and will be subject to all of the duties and responsibilities under the relevant indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indentures provide or will provide that upon the occurrence of an event of default with respect to a series of senior debt securities (in the case of senior debt securities), an event of acceleration or a default in the payment of interest or principal with respect to a series of dated subordinated debt securities (in the case of the dated subordinated debt securities) or a breach with respect to a series of perpetual subordinated debt securities

(in the case of the perpetual subordinated debt securities), the trustee with respect to the relevant debt securities will exercise the rights and powers vested in it by the relevant indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such event of default, event of acceleration or default in the payment of interest or principal, or breach, the trustee need only perform those duties that are specifically set forth in the relevant indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the relevant indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the relevant indenture or the debt securities for the benefit of the holders of the debt securities, unless the holders have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The indentures contain or will contain, and the Trust Indenture Act contains, limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee concurrently under the senior indenture, the dated subordinated indenture and the perpetual subordinated indenture, and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

The indentures provide or will provide that we will indemnify the trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the relevant indenture or the trusts thereunder and the performance of such party’s duties thereunder, including properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence or bad faith of the trustee or such predecessor trustee.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

Successor Trustee

The indentures provide or will provide that the trustee may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The indentures require or will require, and the Trust Indenture Act requires, that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the debt securities of a series unless at the time of such acceptable such successor trustee is qualified and eligible under the relevant indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The indentures provide or will provide that all monies paid by us to a trustee or paying agent for a particular series of debt securities for payment of principal of or interest on any debt security which remains unclaimed at the end of two years after such payment shall be become due and payable will be repaid to us and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter only look to us for any payment which such holder may be entitled to collect.

Governing Law

The indentures and the debt securities are, or will be, governed by and construed in accordance with the laws of the State of New York.

Consent to Jurisdiction and Service of Process

Under the indentures, we have irrevocably designated or will designate Sumitomo Mitsui Banking Corporation, New York Branch as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York, and we have irrevocably submitted or will submit to the non-exclusive jurisdiction of those courts.

Limitation on Suits

Except for the right to institute a suit for the enforcement of the payment of principal of or interest that has become due and payable on a debt security, under the indentures and the debt securities, no holder of a debt security shall have any right by virtue or availing of any provision of the relevant indenture to institute any proceeding against us with respect to the indenture or the debt security or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy thereunder, unless:

•	such holder has previously given written notice to the trustee of a continuing default (or breach in the case of perpetual subordinated debt securities) with respect to the debt security;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of each affected series issued under the relevant indenture (treated as a single class) shall have made written request to the trustee to institute proceedings and such holders have offered the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities to be suffered or incurred;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

•

no written direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of each affected series under the relevant indenture (voting together as a single class).

Undertaking for Costs

The indentures provide or will provide that we and the trustee agree, and each holder of a debt security by his or her acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under the relevant indenture or against the trustee for action taken, suffered or omitted by it as trustee (other than a suit instituted by the trustee, a holder or group of holders holding more than 10% in aggregate principal amount of the debt securities, or any holder for the enforcement of the payment of the principal of or interest on any debt security on or after the due date thereof), a court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

Form, Book-entry and Transfer

Each series of debt securities will be issued in fully registered form without coupons. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith.

We will cause to be maintained offices or agencies where the debt securities may be presented for registration of transfer or for exchange, each, a transfer agent.

We will cause to be kept for the debt securities a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of such debt securities and registration of transfers of such securities. We, the trustee and any agent of ours or the trustee may treat the person in whose name any debt security is registered as the absolute owner of such debt security for all purposes and none of them shall be affected by any notice to the contrary. At the option of the registered holder of a debt security, subject to the restrictions contained in the debt securities and in the relevant indenture, such debt security may be transferred or exchanged for a like aggregate principal amount of debt security of the same series of different authorized denominations, upon surrender for exchange or registration of transfer, at the trustee’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the trustee, duly executed by the holder thereof or its attorney duly authorized in writing. Debt securities issued upon any such transfer will be executed by us and authenticated by or on behalf of the trustee, registered in the name of the designated transferee or transferees and delivered at the trustee’s office or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees.

We may vary or terminate the appointment of any transfer agent, or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts. We will cause notice of any resignation, termination or appointment of the trustee or any transfer agent, and of any change in the office through which any transfer agent will act, to be provided to holders of the debt securities.

Global Securities

The debt securities will be initially represented by one or more global certificates in fully registered form without interest coupons, or the global securities. The global securities will be deposited upon issuance with a custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream. Each of DTC, Euroclear and Clearstream is referred to as a depositary.

Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Accordingly, the sole holder of the debt securities represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the debt securities will be exercisable by beneficial owners of the debt securities only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive debt securities except in the limited circumstances described below under “—Exchanges of Global Securities for Definitive Debt Securities.”

Exchanges of Global Securities for Definitive Debt Securities

A beneficial interest in a global security may not be exchanged for a definitive debt security unless DTC notifies us that it is unwilling or unable to continue as depository for such global security or has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed within 90 days. Upon the occurrence of such event, DTC shall instruct us to transfer the debt securities to such persons as notified to it by the applicable depositary or any successor clearance and settlement system as the holders of beneficial interests therein. In all cases, definitive debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of the applicable depositary (in accordance with its customary procedures). Any definitive debt security issued in exchange for an interest in a global security will bear a legend restricting transfers to those made in accordance with the restrictions set forth in the indenture.

Depositary Procedures

As long as DTC or its nominee is the registered holder of global securities, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt security represented by such global securities for all purposes under the relevant indenture and the debt security, and, accordingly, our obligations under the debt securities represented by such global securities are to DTC or its nominee, as the case may be, as the registered holder of such debt securities, and not to the holders of beneficial interests in such debt securities.

Transfer of beneficial interests in the global securities will be subject to the applicable rules and procedures of the depositaries and their respective direct or indirect participants, which may change from time to time.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or other representatives), together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.

Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect DTC participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of DTC participants and indirect DTC participants. DTC has also advised that, pursuant to its established procedures, upon deposit of the global securities, DTC will credit the accounts of DTC participants designated by the initial purchasers with portions of the principal amount of such global securities and ownership of such interests in the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to DTC participants) or by DTC participants and indirect DTC participants (with respect to other owners of beneficial interests in the global securities).

Investors in the debt securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through DTC participants. All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of DTC participants, which in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having beneficial interests in global securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. See “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities.”

Except as described above under “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities,” owners of interests in global securities will not have debt securities registered in their name, will not receive physical delivery of debt securities and will not be considered the registered owners or holders thereof for any purpose.

Payments in respect of global securities registered in the name of DTC or its nominee will be payable by the paying agent for the relevant debt securities to DTC or to the order of its nominee as the registered owner of the global securities. The paying agent will treat the persons in whose names the global securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor any agent of ours has or will have any responsibility or liability for any aspect of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to the beneficial ownership interests in global securities or any other matter relating to the actions and practices of DTC or any of DTC participants or indirect DTC participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the debt securities, is to credit the accounts of the relevant DTC participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the DTC participants and the indirect DTC participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices, will be the responsibility of the DTC participants or the indirect DTC participants and will not be the responsibility of DTC or us. We and the relevant paying agent may conclusively rely upon and will be protected in relying upon instructions from DTC or its nominee for all purposes.

Interests in the global securities will trade in DTC’s Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and DTC participants. Transfers between DTC participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more DTC participants to whose account with DTC interests in the debt securities are credited. However, DTC reserves the right to exchange the global securities for legended definitive debt securities and to distribute such legended debt securities to DTC participants.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global securities among DTC participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC, DTC participants or indirect DTC participants of their respective obligations under the rules and procedures governing their operations.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not with Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is licensed, regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with Euroclear are governed by the terms and conditions governing use of, and the related operating procedures of, Euroclear and applicable Belgian law, which are referred to collectively as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, and withdrawals of securities and cash from Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of, or relationship with, persons holding through Euroclear participants.

Clearstream

Clearstream is incorporated as a bank under Luxembourg law. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. In the United States, Clearstream participants are limited to securities brokers and dealers. Clearstream participants may include the initial purchasers. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.

Transfers among DTC, Clearstream and Euroclear

Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Limitation on Responsibilities

Although the foregoing sets out the procedures of the depositaries established in order to facilitate the transfer of interests in the global securities among their participants, none of the depositaries is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a global security. DTC’s records reflect only the identity of the DTC participants to whose accounts those global securities are credited, which may or may not be the beneficial owners of interests in a global security. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts global securities are credited, which also may or may not be the beneficial owners of interests in a global security. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Neither we nor any underwriters of our debt securities, nor any of our or their respective agents will have any responsibility for the performance by any depositary or their respective participants of their respective obligations under the rules and procedures governing their operations.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the securities offered by this prospectus will be set forth in the applicable prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and/or Section 4975 of the Code prohibit ERISA Plans, as well as plans and other arrangements (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, any underwriters, the trustee or our or their affiliates (collectively, the “Sellers”) may be Parties in Interest with respect to many Plans. Where any of the Sellers is a Party in Interest with respect to a Plan, the purchase and holding of debt securities (including any interest in a debt security) by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of debt securities. Those class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of debt securities and related lending transactions, provided that neither we, any underwriters nor any of our or their affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). Each of the above noted exemptions contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding debt securities in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that any of these or any other statutory or class exemptions will be available with respect to any particular transaction involving debt securities.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”), are not subject to the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Therefore, fiduciaries of Non-ERISA Arrangements should consult with their counsel regarding the potential consequences of an investment in debt securities under any applicable Similar Laws before acquiring any debt securities.

Each purchaser and subsequent transferee of a debt security (including any interest in a debt security) pursuant to an applicable prospectus supplement, including any fiduciary purchasing a debt security (or interest therein) on behalf of a Plan or a Non-ERISA Arrangement, will be deemed to have represented, in its corporate and its fiduciary capacity, that either (i) it is not acquiring or holding debt securities with the assets of a Plan or Non-ERISA Arrangement or (ii) its acquisition, holding and subsequent disposition of debt securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.

Each purchaser and holder of debt securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of debt securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any debt securities to any Plan or Non-ERISA Arrangement is in no respect a representation by the Sellers or their representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Neither this discussion nor anything in this prospectus or any applicable prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in debt securities is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may offer the debt securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of debt securities will set forth the terms of the offering, including:

•	a description of the transaction and the debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of the debt securities, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any debt securities, they will purchase all securities that are offered.

If SMBC Nikko Securities America, Inc. or any other broker-dealer affiliate of ours participates in the distribution of our securities, the offering will be conducted in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

In connection with underwritten offerings of the debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of debt securities offered by this prospectus, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

MARKET-MAKING ACTIVITIES

This prospectus and any of our prospectus supplements may be used by the Broker-Dealer Affiliates, including SMBC Nikko Securities America, Inc., in connection with offers and sales of the debt securities in market-making transactions. In market-making transactions, a Broker-Dealer Affiliate may resell debt securities it acquires from other holders, after the initial offering and sale of the debt securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, a Broker-Dealer Affiliate may act as principal or agent and may receive compensation in the form of discounts and commissions from both the purchaser and seller. We do not expect to receive any proceeds from market-making transactions. We do not expect that any Broker-Dealer Affiliate, including SMBC Nikko Securities America, Inc., will pay any proceeds from market-making resales to us.

The Broker-Dealer Affiliates, including SMBC Nikko Securities America, Inc., are under no obligation to engage in market-making transactions and may discontinue any market-making activities at any time without any notice.

SMBC Nikko Securities America, Inc. is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and may participate in distributions of the debt securities referenced on the cover page of this prospectus. Accordingly, the participation of SMBC Nikko Securities America, Inc. in the offerings of such debt securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your debt security is being purchased in its original offering and sale, you may assume that you are purchasing your debt security in a market-making transaction.

EXPERTS

The consolidated financial statements of Sumitomo Mitsui Financial Group, Inc. as of March 31, 2022 and 2023 and for each of the years in the three-year period ended March 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2023 have been incorporated herein by reference to our annual report on Form 20-F for the fiscal year ended March 31, 2023 in reliance upon the reports of KPMG AZSA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG AZSA LLC’s address is 1-2 Tsukudo-cho, Shinjuku-ku, Tokyo 162-8551, Japan.

LEGAL MATTERS

The validity of the offered securities with respect to United States federal law and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, our United States counsel. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us. Simpson Thacher & Bartlett LLP, United States counsel to any underwriters, dealers or agents, will pass upon certain legal matters as to United States federal law and New York State law for them.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock company with limited liability (kabushiki kaisha) incorporated under the laws of Japan. Most or all of our directors and corporate executive officers are non-residents of the United States and all or a substantial portion of our assets and the assets of these non-resident persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or such non-resident persons, or to enforce against any of us judgments obtained in U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws. We have been advised by Nagashima Ohno & Tsunematsu, our Japanese counsel, that there is doubt as to the enforceability in Japan, in original actions or in actions brought before Japanese courts for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

Our agent for service of process is Sumitomo Mitsui Banking Corporation, New York Branch.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC.

The SEC maintains an internet site at https://www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the

Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “SMFG.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2023, filed on June 29, 2023 (File Number 001-34919); and

•	our report on Form 6-K furnished to the SEC on December 22, 2023, which includes our unaudited interim IFRS consolidated financial results for the six-month period ended September 30, 2023.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-0005 Japan

Attention: Investor Relations Department

Fax: +81-3-4333-9861

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at https://www.smfg.co.jp.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Officers and Directors.

Article 330 and Article 402, Paragraph 3 of the Companies Act of Japan, or the Companies Act, make the provisions of Articles 643 through 656 of the Civil Code of Japan applicable to the relationship between us and our directors and corporate executive officers. Such provisions, among other things, provide in effect that:

(1) any director or corporate executive officer of a company may demand advance payment of expenses which are considered necessary for the management of affairs of such company entrusted to him or her;

(2) if a director or a corporate executive officer of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him or her, he or she may demand reimbursement therefor from the company;

(3) if a director or a corporate executive officer has assumed an obligation necessary for the management of the affairs entrusted to him or her, he or she may require the company to perform it in his or her place or, if it is not due, to furnish adequate security; and

(4) if a director or a corporate executive officer, without any fault on his or her part, sustains damage through the management of the affairs entrusted to him or her, he or she may demand compensation therefor from the company.

Under Article 404, Paragraph 4 of the Companies Act, a company may not refuse a demand referred to in subparagraphs (1) through (3) above from a director who serves as member of any of the nominating committee, the audit committee or the compensation committee unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the director’s duties.

The form of underwriting agreement filed as an exhibit to this registration statement provides for indemnification and contribution by the underwriters with respect to certain liabilities of directors and officers and other controlling persons of the registrant.

Our directors are, to a limited extent, insured under an insurance policy against damages resulting from their conduct.

Under the Companies Act and our articles of incorporation, we may exempt our non-executive directors from liabilities to us arising in connection with their failure to execute their duties, within the limits stipulated by applicable laws and regulations. Pursuant to such authority, we have entered into a liability limitation agreement with each non-executive director which limits the maximum amount of their liability to us arising in connection with a failure to execute their duties to the greater of either ¥10 million or the minimum liability amount prescribed in applicable laws.

Item 9. Exhibits.

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a), (b) and (c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement, incorporated by reference from our registration statement on Form F-3 (Commission file number 333-261754) filed on December 20, 2021

4.1	Senior Indenture dated as of March 9, 2016 between Sumitomo Mitsui Financial Group, Inc. and The Bank of New York Mellon, as trustee, incorporated by reference from our report on Form 6-K (Commission file number 001-34919) furnished on March 9, 2016

4.2	First Supplemental Indenture dated as of July 16, 2019 between Sumitomo Mitsui Financial Group, Inc. and The Bank of New York Mellon, as trustee, incorporated by reference from our report on Form 6-K (Commission file number 001-34919) furnished on July 16, 2019

4.3	Subordinated Indenture dated as of September 17, 2019 between Sumitomo Mitsui Financial Group, Inc. and The Bank of New York Mellon, as trustee, incorporated by reference from our report on Form 6-K (Commission file number 001-34919) furnished on September 17, 2019

4.4	Form of Perpetual Subordinated Indenture between Sumitomo Mitsui Financial Group, Inc. and The Bank of New York Mellon, as trustee

4.5	Form of Senior Debt Security*

4.6	Form of Dated Subordinated Debt Security*

4.7	Form of Perpetual Subordinated Debt Security*

5.1	Opinion of Nagashima Ohno & Tsunematsu

5.2	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of KPMG AZSA LLC

23.2	Consent of Nagashima Ohno & Tsunematsu (included in exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell LLP (included in exhibit 5.2)

24.1	Powers of Attorney (included on the signature page)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee under the Senior Indenture

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee under the Dated Subordinated Indenture

25.3	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee under the Perpetual Subordinated Indenture

107	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan on December 22, 2023.

Sumitomo Mitsui Financial Group, Inc.

By:	/s/ Toru Nakashima
	Name:	Toru Nakashima
	Title:	President and Group Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Fumihiko Ito, Masahiro Yoshimura, Yukie Tadokoro, Hirokazu Tanaka, or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the U.S. Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Takeshi Kunibe	Chairman of the Board	December 22, 2023
Takeshi Kunibe

/s/ Toru Nakashima Toru Nakashima	President and Group Chief Executive Officer (principal executive officer)	December 22, 2023

/s/ Akihiro Fukutome	Director	December 22, 2023
Akihiro Fukutome

/s/ Teiko Kudo	Director	December 22, 2023
Teiko Kudo

/s/ Fumihiko Ito	Director	December 22, 2023
Fumihiko Ito	(principal financial officer, principal accounting officer)

/s/ Toshihiro Isshiki	Director	December 22, 2023
Toshihiro Isshiki

/s/ Yoshiyuki Gono	Director	December 22, 2023
Yoshiyuki Gono

/s/ Yasuyuki Kawasaki	Director	December 22, 2023
Yasuyuki Kawasaki

/s/ Eriko Sakurai	Director	December 22, 2023
Eriko Sakurai

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

By:	/s/ Hirofumi Otsuka
	Name:	Hirofumi Otsuka
	Title:	Senior Managing Executive Officer and Chief Executive Officer, Head of Americas Division, Sumitomo Mitsui Banking Corporation, New York Branch
	Date:	December 22, 2023
as the duly authorized representative of Sumitomo Mitsui Financial Group, Inc. in the United States